SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             DATE OF REPORT (date of earliest event reported)

                                MAY 2, 1994

                            Halliburton Company
          (Exact name of registrant as specified in its charter)

State or other                Commission          IRS Employer
jurisdiction             File Number         Identification
of incorporation                                  Number

Delaware                    1-3492                No. 73-0271280

                            3600 Lincoln Plaza
                          500 North Akard Street
                         Dallas, Texas 75201-3391
                 (Address of principal executive offices)

                      Registrant's telephone  number,
                    including area code - 214/978-2600
                             Page 1 of 8 pages
                    The Exhibit Index appears on Page 4

                   INFORMATION TO BE INCLUDED IN REPORT

Item 5.   Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

     On May 2, 1994, the registrant issued a press release entitled Halliburton 1994 First Quarter Earnings pertaining, among other things, to its 1994 first quarter earnings.

     The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 20, which exhibit is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (c)  Exhibits.

          Exhibit 20 - Press release dated May 2, 1994.
                             Page 2 of 8 pages
                    The Exhibit Index appears on Page 4


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HALLIBURTON COMPANY




Date:     May 11, 1994                  By: (Robert M. Kennedy)
                                             Robert M. Kennedy
                                          Vice President - Legal

                             Page 3 of 8 pages
                    The Exhibit Index appears on Page 4


                               EXHIBIT INDEX



Exhibit                                      Sequentially
Number              Description                   Numbered Page

    20                   Press Release of
                    May 2, 1994                        5-8 of 8
                    Incorporated by Reference

                             Page 4 of 8 pages

                   The Exhibit Index appears on Page 4

FOR IMMEDIATE RELEASE              Contact -  Guy T. Marcus
May 2, 1994                                   V.P.-Inv. Rel.
                                              (214) 978-2691

              HALLIBURTON 1994 FIRST QUARTER EARNINGS

     DALLAS, Texas -- Halliburton Company today reported 1994 first quarter net income of $17.8 million, or $.16 per share, compared to net income of $18.8 million, or $.18 per share, for the 1993 first quarter. The 1994 results reflect lower earnings by the Company's Energy Services business segment that continues to be challenged by difficult worldwide petroleum industry market conditions.

     The Energy Services business segment's 1994 first quarter revenues were $599.0 million, 13 percent lower than the $689.8 million generated in the 1993 first quarter. The 1993 first quarter included $104.8 million of revenues from the geophysical business that was sold at the beginning of 1994. The 1994 first quarter was aided by revenues of the directional drilling systems business which was acquired at the beginning of the 1993 second quarter. On a comparable basis, net of the geophysical and directional drilling businesses, 1994 first quarter revenues declined by about 4 percent.

     Energy Services' operating income was $33.5 million in the 1994 first quarter, a decline of 14 percent from the year earlier period. Lower profitability in the 1994 first quarter was largely influenced by about one-third fewer natural gas well completions in the U.S. compared to the 1993 first quarter.
Also, reduced business activity in the North Sea and delays in projects in the Middle East and Africa constricted results.

     The Engineering and Construction business segment's 1994 first quarter revenues were $716.2 million, 10 percent lower than the prior year quarter. Operating income was $14.5 million in the 1994 first quarter, an increase of 14 percent compared to the 1993 quarter. The 1994 results benefitted from a $5.0 million gain on the sale of a subsidiary. Total backlogs were $4.2 billion at March 31, 1994 compared to $4.5 billion one year earlier.

     The Insurance Services business segment reported a $2.1 million operating loss during the 1994 first quarter, compared to a $2.5 million loss a year ago. The 1994 first quarter includes
$3.5 million of losses from the California earthquake.

     Thomas H. Cruikshank, chairman of the board and chief executive officer, stated, "As we experience continued low levels of activity worldwide occasioned by the lowest oil prices in over 20 years in real terms, we are taking further actions to reduce our cost structure and improve financial performance. Company-wide second quarter 1994 reductions in personnel of over 1,200 will benefit the last half of the year. Any benefits in the second quarter will be offset by the severance costs. The Energy Services business is also implementing price increases on selected products and services in the U.S. during the 1994 second quarter.

     There are some signs of strengthening crude oil prices, but the continued concern about Iraq's reentry into world oil markets may keep prices dampened. Consequently, we have a number of other programs underway to improve our efficiencies and to lower costs further. In the meantime, we are concentrating on ways to grow in our ever changing market place. Our concentration will be on creating shareholder value regardless of market conditions."

     Halliburton Company is one of the world's largest diversified energy services, engineering, maintenance, and construction companies. Founded in 1919, Halliburton provides a broad range of energy services and products, industrial and marine engineering and construction services, and property and casualty insurance services.

                              # # #

                                       Quarter Ended
                                          March 31,
                                   ----------- -----------
                                       1994        1993
                                   ----------- -----------
                                     Millions of dollars
                                    except per share data
Revenues
  Energy services                  $    599.0  $    689.8
  Engineering and
    construction services               716.2       798.6
  Insurance services                     61.1        71.1
                                   ----------- -----------
    Total revenues                 $  1,376.3  $  1,559.5
                                   =========== ===========
Operating income
  Energy services                  $     33.5  $     38.8
  Engineering and
    construction services                14.5        12.7
  Insurance services                     (2.1)       (2.5)
  General corporate expenses             (5.7)       (6.2)
                                   ----------- -----------
    Total operating income               40.2        42.8

Interest expense                        (10.0)       (9.6)
Interest income                           2.8         3.7
Foreign currency losses                  (3.3)       (4.3)
Other nonoperating, net                   0.5           -
                                   ----------- -----------
Income before income taxes,
  and minority interest                  30.2        32.6

Provision for income taxes              (12.1)      (14.0)
Minority interest                        (0.3)        0.2
                                   ----------- -----------
Net income                         $     17.8  $     18.8
                                   =========== ===========

Net income per share<F1>           $     0.16  $     0.18


  Average number of common and common
    share equivalents outstanding       114.2       107.4

* Per share amounts are based upon average number of common and common share equivalents outstanding.